Exhibit 99.1
Editorial Contacts:
Ben Lu, Vice President, Investor Relations - USA +1 (510) 713-5568
Nicole Kenyon, Head of Global Corporate & Employee Communications - USA +1 (510) 988-8553
Ben Starkie, Corporate Communications - Europe +41 (0) 79-292-3499

Logitech's Growth Accelerates, Q1 Revenue Up 23%

Profits Increase 76% and Company Raises Annual Outlook
LAUSANNE, Switzerland, Jul. 21, 2020 and NEWARK, Calif., Jul 20, 2020 - Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the first quarter of Fiscal Year 2021.

•	Q1 sales were $792 million, up 23 percent in US dollars and 25 percent in constant currency, compared to Q1 of the prior year.

•
Q1 GAAP operating income grew 76 percent to $83 million, compared to $47 million in the same quarter a year ago. Q1 GAAP earnings per share (EPS) grew 56 percent to $0.42, compared to $0.27 in the same quarter a year ago.

•
Q1 non-GAAP operating income grew 75 percent to $117 million, compared to $67 million in the same quarter a year ago. Q1 non-GAAP EPS grew 64 percent to $0.64, compared to $0.39 in the same quarter a year ago.

•	Cash flow from operations was $119 million, compared to $37 million in the same period a year ago.

“We delivered an exceptional first quarter and are raising our fiscal year outlook,” said Bracken Darrell, Logitech president and chief executive officer. “We grew sales 25% with strong growth in almost every product category. Our company strategy focuses on four long-term trends: more of us will work from home; video calls will replace audio calls; esports will become as big as conventional sports; and billions of people worldwide will create content, not just a handful of TV and movie studios. Logitech’s business was already positioned to grow from these long-term trends, and since early March they have accelerated, making Logitech more relevant to customers than ever before.”
Outlook
Logitech raised its Fiscal Year 2021 annual sales outlook from mid single-digit sales growth to 10 to 13 percent growth in constant currency. The Company also raised its annual outlook for non-GAAP operating income from a range of $380 million to $400 million, to a range of $410 million to $425 million.
Prepared Remarks Available Online
Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate website at http://ir.logitech.com.

Financial Results Teleconference and Webcast
Logitech will hold a financial results teleconference to discuss the results for Q1 FY 2021 on
Tuesday, July 21, 2020 at 8:30 a.m. Eastern Daylight Time and 2:30 p.m. Central European Summer Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.
Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of intangible assets, purchase accounting effect on inventory, acquisition-related costs, change in fair value of contingent consideration for business acquisition, restructuring charges (credits), gain (loss) on investments in privately held companies, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below. Logitech also presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for Fiscal Year 2021.
About Logitech
Logitech designs products that have an everyday place in people's lives, connecting them to the digital experiences they care about. More than 35 years ago, Logitech started connecting people through computers, and now it’s a multi-brand company designing products that bring people together through music, gaming, video and computing. Brands of Logitech include Logitech, Logitech G, ASTRO Gaming, Streamlabs, Ultimate Ears, Jaybird and Blue Microphones. Founded in 1981, and headquartered in Lausanne, Switzerland, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech at www.logitech.com, the company blog or@Logitech.
# # #
This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three months ended June 30, 2020, long-term trends, the pace of long-term trends, our ability to grow, our relevancy to customers, and outlook for Fiscal Year 2021 operating income and sales growth. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we are not able to maintain and enhance our brands; if our products and marketing strategies fail to separate our products from competitors’ products; the COVID-19 pandemic and its potential impact; if we do not fully realize our goals to lower our costs and improve our operating leverage; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade policies and agreements and the imposition of tariffs that affect our products or operations and our ability to mitigate; risks associated with acquisitions. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands, except per share amounts) - unaudited

	Three Months Ended
	June 30,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2020	2019

Net sales	$791,894	$644,225
Cost of goods sold	482,638	401,978
Amortization of intangible assets and purchase accounting effect on inventory	3,523	3,271
Gross profit	305,733	238,976

Operating expenses:
Marketing and selling	133,238	123,033
Research and development	49,725	42,243
General and administrative	29,071	22,159
Amortization of intangible assets and acquisition-related costs	4,609	3,596
Change in fair value of contingent consideration for business acquisition	5,716	—
Restructuring charges (credits), net	(53)	478
Total operating expenses	222,306	191,509

Operating income	83,427	47,467
Interest income	620	2,553
Other income, net	2,029	1,861
Income before income taxes	86,076	51,881
Provision for (benefit from) income taxes	14,003	6,536
Net income	$72,073	$45,345

Net income per share:
Basic	$0.43	$0.27
Diluted	$0.42	$0.27

Weighted average shares used to compute net income per share:
Basic	167,612	166,302
Diluted	170,127	168,797

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited

	June 30, 2020	March 31, 2020
CONDENSED CONSOLIDATED BALANCE SHEETS

Current assets:
Cash and cash equivalents	$809,395	$715,566
Accounts receivable, net	500,306	394,743
Inventories	271,180	229,249
Other current assets	82,470	74,920
Total current assets	1,663,351	1,414,478
Non-current assets:
Property, plant and equipment, net	79,481	76,119
Goodwill	400,934	400,917
Other intangible assets, net	118,809	126,941
Other assets	351,131	345,019
Total assets	$2,613,706	$2,363,474

Current liabilities:
Accounts payable	$429,693	$259,120
Accrued and other current liabilities	444,826	455,024
Total current liabilities	874,519	714,144
Non-current liabilities:
Income taxes payable	44,261	40,788
Other non-current liabilities	127,445	119,274
Total liabilities	1,046,225	874,206

Shareholders’ equity:
Registered shares, CHF 0.25 par value:	30,148	30,148
Issued shares — 173,106 at June 30 and March 31, 2020
Additional shares that may be issued out of conditional capitals — 50,000 at June 30 and March 31, 2020
Additional shares that may be issued out of authorized capitals — 34,621 at June 30 and March 31, 2020
Additional paid-in capital	54,668	75,097
Shares in treasury, at cost — 4,689 at June 30, 2020 and 6,210 at March 31, 2020	(158,463)	(185,896)
Retained earnings	1,762,099	1,690,579
Accumulated other comprehensive loss	(120,971)	(120,660)
Total shareholders’ equity	1,567,481	1,489,268
Total liabilities and shareholders’ equity	$2,613,706	$2,363,474

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited
	Three Months Ended
	June 30,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2020	2019

Cash flows from operating activities:
Net income	$72,073	$45,345
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	11,747	10,802
Amortization of intangible assets	8,132	6,867
Gain on investments	(174)	(211)
Share-based compensation expense	20,115	12,218
Deferred income taxes	3,589	(3,381)
Change in fair value of contingent consideration for business acquisition	5,716	—
Other	9	(4)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	(102,092)	(34,264)
Inventories	(40,385)	(2,681)
Other assets	(15,770)	(5,387)
Accounts payable	168,346	55,592
Accrued and other liabilities	(12,459)	(48,380)
Net cash provided by operating activities	118,847	36,516
Cash flows from investing activities:
Purchases of property, plant and equipment	(12,308)	(9,340)
Investment in privately held companies	(30)	(170)
Purchases of trading investments	(2,424)	(1,155)
Proceeds from sales of trading investments	2,362	1,196
Net cash used in investing activities	(12,400)	(9,469)
Cash flows from financing activities:
Purchases of registered shares	—	(15,127)
Proceeds from exercises of stock options and purchase rights	9,992	393
Tax withholdings related to net share settlements of restricted stock units	(23,121)	(19,370)
Net cash used in financing activities	(13,129)	(34,104)
Effect of exchange rate changes on cash and cash equivalents	511	(503)
Net increase (decrease) in cash and cash equivalents	93,829	(7,560)
Cash and cash equivalents, beginning of the period	715,566	604,516
Cash and cash equivalents, end of the period	$809,395	$596,956

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited

NET SALES	Three Months Ended
	June 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2020	2019	Change

Net sales by product category:
Pointing Devices	$120,469	$121,983	(1)%
Keyboards & Combos	145,360	128,679	13
PC Webcams	60,851	28,128	116
Tablet & Other Accessories	46,048	38,339	20
Gaming	181,903	134,515	35
Video Collaboration	130,074	73,424	77
Mobile Speakers	29,009	50,416	(42)
Audio & Wearables	71,365	58,624	22
Smart Home	6,810	9,864	(31)
Other (1)	5	253	(98)
Total sales	$791,894	$644,225	23
(1) Other category includes products that we currently intend to phase out, or have already phased out, because they are no longer strategic to our business.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands, except per share amounts) - Unaudited

GAAP TO NON-GAAP RECONCILIATION (A)	Three Months Ended
	June 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2020	2019

Gross profit - GAAP	$305,733	$238,976
Share-based compensation expense	1,400	1,158
Amortization of intangible assets and purchase accounting effect on inventory	3,523	3,271
Gross profit - Non-GAAP	$310,656	$243,405

Gross margin - GAAP	38.6%	37.1%
Gross margin - Non-GAAP	39.2%	37.8%

Operating expenses - GAAP	$222,306	$191,509
Less: Share-based compensation expense	18,715	11,060
Less: Amortization of intangible assets and acquisition-related costs	4,609	3,596
Less: Change in fair value of contingent consideration for business acquisition	5,716	—
Less: Restructuring charges, net	(53)	478
Operating expenses - Non-GAAP	$193,319	$176,375

% of net sales - GAAP	28.1%	29.7%
% of net sales - Non - GAAP	24.4%	27.4%

Operating income - GAAP	$83,427	$47,467
Share-based compensation expense	20,115	12,218
Amortization of intangible assets	8,132	6,867
Change in fair value of contingent consideration for business acquisition	5,716	—
Restructuring charges (credits), net	(53)	478
Operating income - Non - GAAP	$117,337	$67,030

% of net sales - GAAP	10.5%	7.4%
% of net sales - Non - GAAP	14.8%	10.4%

Net income - GAAP	$72,073	$45,345
Share-based compensation expense	20,115	12,218
Amortization of intangible assets	8,132	6,867
Change in fair value of contingent consideration for business acquisition	5,716	—
Restructuring charges (credits), net	(53)	478
Loss (gain) on investments	(174)	(211)
Non-GAAP income tax adjustment	3,048	907
Net income - Non - GAAP	$108,857	$65,604

Net income per share:
Diluted - GAAP	$0.42	$0.27
Diluted - Non - GAAP	$0.64	$0.39

Shares used to compute net income per share:
Diluted - GAAP and Non - GAAP	170,127	168,797

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited

SHARE-BASED COMPENSATION EXPENSE	Three Months Ended
	June 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2020	2019

Share-based Compensation Expense
Cost of goods sold	$1,400	$1,158
Marketing and selling	8,792	6,849
Research and development	3,103	2,154
General and administrative	6,820	2,057
Total share-based compensation expense	20,115	12,218
Income tax benefit	(8,111)	(6,800)
Total share-based compensation expense, net of income tax benefit	$12,004	$5,418

* Note: These preliminary results for the three months ended June 30, 2020 are subject to adjustments, including subsequent events that may occur through the date of filing our Quarterly Report on Form 10-Q.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended June 30, 2020 and previous periods, we excluded items in the following general categories, each of which are described below:

Share-based compensation expenses. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Purchase accounting effect on inventory. Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment excludes the expected profit margin component that is recorded under business combination accounting principles associated with our business acquisitions. We believe the adjustment is useful to investors because such charges are not reflective of our ongoing operations.

Acquisition-related costs and change in fair value of contingent consideration for business acquisition. We incurred expenses and credits in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related costs include all incremental expenses incurred to effect a business combination. Fair value of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions. We believe that providing the non-GAAP measures excluding these costs and credits, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits). These expenses are associated with re-aligning our business strategies based on current economic conditions. We have undertaken several restructuring plans in recent years. In connection with our restructuring initiatives, we incurred restructuring charges related to employee terminations, facility closures and early cancellation of certain contracts. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results in the current period.

Loss (gain) on investments. We recognized loss (gain) related to our investments in various companies, which varies depending on the operational and financial performance of those companies in which we invested, and sales of these investments. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above and other events; the determination of which is based upon the nature of the underlying items, the mix of income and losses in jurisdictions and the relevant tax rates in which we operate.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.